EXHIBIT 23.2
                                                                    ------------

              Independent Registered Public Accounting Firm Consent


We consent to the incorporation by reference in the registration statement of Escalade, Incorporated on Form S-8 (File Nos. 33-16279, 333-52475 and 333-52477) of our reports dated February 16, 2006, on our audits of the consolidated financial statements and financial statement schedules of Martin Yale International GmbH as of December 31, 2005 and December 25, 2004, and for each of the two years in the period ended December 31, 2005, which report is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 16, 2006, on our audit of the internal control over financial reporting of the Company as of December 31, 2005, which report is included in this Annual Report on Form 10-K.

/s/ FALK & Co GmbH
---------------------------
FALK & Co GmbH
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft
Heidelberg/Germany,
March 10, 2006

                                       59